Exhibit 99.1

ENGLOBAL POSTS Q4 2019 PROFIT

AND PROJECTS PROFITABLE RESULTS FOR Q1 2020

Conference Call To Discuss 2019 Results Scheduled Today at 9:00 am Eastern

Houston, March 26, 2020 — ENGlobal Corporation (Nasdaq: ENG), a leading provider of engineered modular solutions, today announced that it achieved a profit of $741,000, or $.03 per share, in the fourth quarter of 2019 – the company’s first quarterly profit in five years. The company also announced it is currently on track for continued profitability in the first quarter of 2020.

For the year ended December 28, 2019, the company had a net loss of $1,466,000, or $(.05) per share, on revenue of $56,446,000, compared with a net loss of $5,671,000, or $(.21) per share, on revenue of $53,996,000 for the year ended December 29, 2018. ENGlobal’s reduced annual loss – an improvement of 74 percent over 2018 – was primarily the result of the increased revenue and reduced operating cost and expenses in 2019 and a $2.1 million goodwill write off in 2018.

At December 28, 2019, ENGlobal had cash on hand of $8.3 million compared to $6.1 million at December 29, 2018. The company has no significant debt.

“The company’s turnaround,” said CFO Mark Hess, “is the direct result of our strategic shift away from performing on smaller project assignments toward higher-value modular process and automation systems supply contracts.”

“These contracts – one of which is expected to contribute over $22 million in revenue and involves the production of clean hydrogen fuel as part of a renewable diesel production unit – are expected to permit ENGlobal to achieve higher revenues while leveraging overall operating costs,” Mr. Hess added.

“We are extremely happy with our 2019 results,” commented CEO William A. Coskey, “in particular our crossover to profitability in the fourth quarter. Importantly, we are making good headway in adding to our list of established technology partners which adds to our differentiated capabilities.”

“ENGlobal’s success in building these new relationships is expected to help us sign and perform the higher-value modular contracts that we are targeting, including the most attractive green and renewable energy projects. As a direct result of these strategic efforts and the roughly $10 to $250 million size installations we are targeting, we believe ENGlobal is well positioned for significant growth throughout this and future years,” he added.

Going forward, ENGlobal is expected to benefit from several external trends, especially the nation’s accelerating dependence on the production of alternative and renewable energy. The company also sees continuing demand resulting from large process control and analytical equipment installations, as well as the U.S. Military’s increasing need to upgrade or replace its fueling systems.

The Company does recognize we are in an unprecedented situation in regards to the COVID-19 virus. We are seeing city, county, and state governments issue stay at home mandates across the country, some of which are in cities where we have offices and employees. While most of our employees can telecommute, some cannot. Our challenge as a company is to stay productive and responsive to our clients while not being located at our normal workplace, in some cases. We are working through the logistics surrounding our employees in light of the recently issued Families First Coronavirus Response Act in order to minimize the impact to both the employee and the company.

The following table illustrates the composition of the Company’s revenue and profitability for its operations for the fiscal years ended December 28, 2019 and December 29, 2018:

	Year Ended				Year Ended
(amounts in thousands)	December 28, 2019				December 29, 2018
Segment	Total Revenue	% of Total Revenue	Gross Profit Margin	Operating Profit (Loss) Margin	Total Revenue	% of Total Revenue	Gross Profit Margin	Operating Profit (Loss) Margin

Engineering & Construction	$19,436	34.4%	8.4%	(4.3)%	$24,152	44.7%	12.5%	4.7%
Automation	37,010	65.6%	17.0%	12.4%	29,844	55.3%	13.1%	(2.5)%
Consolidated	$56,446	100.0%	14.0%	(2.5)%	$53,996	100.0%	12.8%	(9.6)%

The following table illustrates the composition of the Company’s revenue and profitability for its operations for the three months ended December 28, 2019 and December 29, 2018:

	Three Months Ended				Three Months Ended
(amounts in thousands)	December 28, 2019				December 29, 2018
Segment	Total Revenue	% of Total Revenue	Gross Profit Margin	Operating Profit Margin	Total Revenue	% of Total Revenue	Gross Profit Margin	Operating Profit Margin

Engineering & Construction	$3,888	23.3%	1.5%	(14.9)%	$5,583	44.0%	2.4%	(5.6)%
Automation	12,800	76.7%	22.7%	19.2%	7,098	56.0%	11.9%	(25.6)%
Consolidated	16,688	100.0%	17.7%	4.6%	12,681	100.0%	7.7%	(25.3)%

The following is a summary of the Company’s statement of operations for the last four quarters which may be helpful in analyzing our ongoing business:

(amounts in thousands)	2019				Fiscal Year
	Q1	Q2	Q3	Q4	2019
Revenue	$12,163	$13,621	$13,974	$16,688	$56,446
Gross Profit	1,338	1,942	1,675	2,961	7,916
Gross Profit Margin	11.0%	14.3%	12.0%	17.7%	14.0%
General & Administrative Expenses	2,304	2,450	2,371	2,192	9,317
Operating Income (Loss)	(966)	(508)	(696)	769	(1,401)
Net Income (Loss)	(974)	(517)	(716)	741	(1,466)

The following table presents certain balance sheet items as of December 28, 2019 and December 29, 2018:

(amounts in thousands)	As of December 28, 2019	As of December 29, 2018
Cash and restricted cash	$8,307	$6,060
Working capital	11,289	13,725

For further information on ENGlobal’s 2019 financial results, please refer to its Form 10-K filing on the company’s website at www.englobal.com, or on the SEC’s website at www.sec.gov.

Conference Call

Management will host a conference call today at 9:00am EDT to discuss the company’s 2019 financial results and outlook for 2020.

To participate in the conference call, please dial (Toll Free) 844-369-8770 domestically or 862-298-0840 internationally, approximately 5-to-10 minutes before the beginning of the call. The conference call will also be broadcast live over the Internet and can be accessed at:

https://www.webcaster4.com/Webcast/Page/2272/33183

You may access the teleconference replay by dialing (Toll Free) 877-481-4010 domestically or 919-882-2331 internationally, referencing conference ID 33183 or by visiting the company’s web site. The replay will be available shortly after the completion of the live event through 9:00am EDT on June 26, 2020.

About ENGlobal

ENGlobal (ENG) is a provider of engineering and automation services primarily to the energy sector throughout the United States and internationally. ENGlobal operates through two business segments: Automation and Engineering. ENGlobal’s Automation segment provides services related to the design, fabrication and implementation of distributed control, instrumentation and process analytical systems. The Engineering segment provides consulting services for the development, management and execution of projects requiring professional engineering, construction management, and related support services. Within ENGlobal’s Engineering segment, ENGlobal Government Services, Inc. provides engineering, design, installation, operations, and maintenance of various government, public sector, and international facilities, specializing in turnkey automation and instrumentation systems for the U.S. Defense industry worldwide. Further information about the company and its businesses is available at www.ENGlobal.com.

Safe Harbor for Forward-Looking Statements

The statements above regarding the company’s expectations, its operations and certain other matters discussed in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are statements related to future, not past, events and are based on the company’s current expectations and assumptions regarding the company’s business, the economy and other future conditions, and are subject to risks and uncertainties. Generally, the words “anticipate,” “believe,” “estimate,” “expect,” “may” and similar expressions, identify forward-looking statements, which generally are not historical in nature. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Actual results could differ materially from the results described in the forward-looking statements due to the risks and uncertainties, including, among other things, (1) the company’s ability to identify, evaluate, and complete any strategic alternative in connection with the company’s review of strategic alternatives; (2) the impact of the announcement of the company’s review of strategic alternatives on the company’s business, including the company’s financial and operating results, or the company’s employees, suppliers and customers; (3) the company’s ability to increase the company’s revenue and profitability; (4) the company’s ability to realize project awards or contracts on the company’s pending proposals, and the timing, scope and amount of any related awards or contracts; (5) the effect of economic downturns and the volatility and level of oil and natural gas prices; (6) the impact of the outbreak of the COVID-19 coronavirus on the company’s business, financial condition, and results of operations; (7) the company’s ability to retain existing customers and attract new customers; (8) the company’s ability to accurately estimate the overall risks, revenue or costs on a contract; (9) the risk of providing services in excess of original project scope without having an approved change order; (10) the company’s ability to execute the company’s expansion into the modular solutions market and to execute the company’s updated business growth strategy to position the company as a leading provider of engineered modular solutions to its customer base; (11) the company’s ability to attract and retain key professional personnel; (12) the company’s ability to fund the company’s operations and grow the company’s business utilizing cash on hand, internally generated funds and other working capital; (13) the company’s ability to obtain additional financing, including pursuant to a new credit facility, when needed: (14) the company’s dependence on one or a few customers; (15) the risks of internal system failures of the company’s information technology systems, whether caused by the company, third-party service providers, intruders or hackers, computer viruses, malicious code, cyber-attacks, phishing and other cyber security problems, natural disasters, power shortages or terrorist attacks; (16) the company’s ability to realize revenue projected in the company’s backlog and the company’s ability to collect accounts receivable and process accounts payable in a timely manner; (17) the uncertainties related to the U.S. Government’s budgetary process and their effects on the company’s long-term U.S. Government contracts; (18) the risk of unexpected liability claims or poor safety performance; (19) the company’s ability to identify, consummate and integrate potential acquisitions; (20) the company’s reliance on third-party subcontractors and equipment manufacturers; (21) the company’s ability to satisfy the continued listing standards of NASDAQ with respect to the company’s common stock or to cure any continued listing standard deficiency with respect thereto; and (22) the effect of changes in laws and regulations, including U.S. tax laws, with which the company must comply and the associated cost of compliance with such laws and regulations. For additional information regarding known material factors that could cause the company’s actual results to differ from the company’s projected results, please see ENGlobal’s filings with the Securities and Exchange Commission, including the company’s most recent reports on Form 10-K and 10-Q, and other SEC filings. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Click here to join the company’s email list: http://www.b2i.us/irpass.asp?BzID=702&to=ea&s=0.

CONTACT:

Mark A. Hess

Phone: (281) 878-1000

E-mail: ir@ENGlobal.com

Market Makers - Investor Relations

Jimmy Caplan

512-329-9505

Email: jimmycaplan@me.com

Market Makers - Media Relations

Rick Eisenberg

212-496-6828

Email: eiscom@msn.com

ENGLOBAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(amounts in thousands, except per share amounts)

	Year Ended	Year Ended
	December 28, 2019	December 29, 2018

Operating revenues	$56,446	$53,996
Operating costs	48,530	47,063
Gross profit	7,916	6,933
Operating costs and expenses:
Selling, general, and administrative expenses	9,317	10,030
Goodwill impairment	—	2,086
Operating loss	(1,401)	(5,183)
Other income (expense)
Interest expense, net	(31)	(22)
Other income (expense), net	49	(356)
Loss before income taxes	(1,383)	(5,561)

Provision for federal and state income taxes	(83)	(110)

Net loss	$(1,466)	$(5,671)

Basic and diluted loss per common share	$(0.05)	$(0.21)

Basic and diluted weighted average shares used in computing loss per share:	27,414	27,510

ENGLOBAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share amounts)

	December 28, 2019	December 29, 2018
ASSETS
Current Assets:
Cash and cash equivalents	$8,307	$6,060
Trade receivables, net of allowances of $236 and $202	11,435	10,211
Prepaid expenses and other current assets	889	1,096
Contract assets	3,862	3,175
Total Current Assets	24,493	20,542
Property and equipment, net	1,033	677
Goodwill	720	720
Other assets
Right of use asset	2,133	—
Deposits and other assets	307	367
Total Other Assets	2,440	367
Total Assets	$28,686	$22,306

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$3,261	$3,172
Accrued compensation and benefits	2,783	2,301
Current portion of leases	1,041	—
Contract liabilities	5,438	604
Other current liabilities	681	740
Total Current Liabilities	13,204	6,817

Long Term Leases	1,458	—
Total Liabilities	14,662	6,817
Commitment and Contingencies (Note 14)
Stockholders’ Equity:
Common stock - $0.001 par value; 75,000,000 shares authorized; 27,413,626 and 27,487,594 shares issued and outstanding at December 28, 2019 and December 29, 2018, respectively	27	27
Additional paid-in capital	36,934	36,934
Accumulated deficit	(22,937)	(21,472)
Total Stockholders’ Equity	14,024	15,489
Total Liabilities and Stockholders’ Equity	$28,686	$22,306

ENGLOBAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(amounts in thousands)

	For the Year Ended
	December 28, 2019	December 29, 2018
Cash Flows from Operating Activities:
Net loss	$(1,466)	$(5,671)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	389	460
Share-based compensation expense	61	106
Goodwill impairment	—	2,086
Gain on sale of asset	—	(2)
Changes in current assets and liabilities:
Trade accounts receivable	(1,224)	(1,097)
Contract assets	(689)	2,099
Other current assets	245	(104)
Accounts payable	89	(570)
Accrued compensation and benefits	482	262
Contract liabilities	4,834	(731)
Income taxes payable	84	25
Other current liabilities, net	(140)	(291)
Net cash provided by (used in) operating activities	$2,665	$(3,428)

Cash Flows from Investing Activities:
Proceeds from notes receivable	24	24
Property and equipment acquired	(345)	(107)
Net cash used in investing activities	$(321)	$(83)

Cash Flows from Financing Activities:
Purchase of stock	(61)	(15)
Payments on finance leases	(36)	(62)
Net cash used in financing activities	$(97)	$(77)
Net change in cash, cash equivalents and restricted cash	2,247	(3,588)
Cash, cash equivalents and restricted cash, at beginning of period	6,060	9,648
Cash, cash equivalents and restricted cash, at end of period	$8,307	$6,060

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$33	$22
Right of use assets obtained in exchange for new operating lease liability	$2,854	$—
Leased assets obtained in exchange for new finance lease liabilities	$351	$—
Cash paid during the period for income taxes (net of refunds)	$26	$85